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                                                                EXHIBIT 10.3

                               SERVICES AGREEMENT


         This Services Agreement ("Agreement") is made as of the 25th day of January, 1996, by and between Medicus Systems Software, Inc., a Delaware corporation ("Medicus"), and Medicus Systems Corporation, a Delaware corporation ("MSC").

                                    Recitals

         1. MSC develops, markets and supports a family of specialized integrated software products utilized by financial administrators, physicians and nursing executives, health information and other healthcare providers to capture, structure and analyze clinical, operational and financial information.

         2. MSC, through its MCM Managed Care division, offers administrative services to healthcare programs and providers serving indigent and Medicaid populations and provides managed care services to managed care health plans that serve Medicaid populations (the "Managed Care Business").

         3. MSC will transfer its assets (other than those assets associated with the operations of the Managed Care Business) to Medicus in consideration for all of the shares of capital stock of Medicus. MSC will then distribute all of the issued and outstanding shares of capital stock of Medicus to the shareholders of MSC pursuant to the distribution agreement dated January 25, 1996 between Medicus and MSC (the "Distribution").

         4. In connection with the Distribution, MSC will change its name to MCM Managed Care, Inc. and Medicus will change its name to Medicus Systems Corporation.

         5. MSC desires that Medicus assist it in maintaining certain accounting records, performing certain accounting activities, preparing certain financial reports required for financial reporting purposes, handling certain option administration functions, and employee benefit, human resources, insurance, and recordkeeping services, and providing certain other administrative support services.

         6. MSC desires that Medicus assist it in conducting certain financial-related activities, including advice regarding access to capital markets, financial analysis of proposed transactions, budget and forecast preparation, consultation with respect to presentations to and discussions with financial analysts, consultation with respect to likely third party reaction to alternative transaction structures and financial transactions and disclosures, consultation with respect to crisis control, and other financial matters.

         7. Medicus has agreed to enter into an agreement pursuant to which Medicus would perform such services for MSC upon the terms and subject to the conditions hereinafter provided.
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                                   Agreements

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, as well as other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1.       Accounting Services.

                  1.1 Upon the terms and subject to the conditions set forth in this Agreement, Medicus shall provide to MSC the following accounting services (the "Services"):

                  (a) administration and maintenance of corporation payroll, and administration of the processing of payroll and calculation of applicable tax and other withholdings through MSC's designated payroll service bureau;

                  (b) administration of accounts payable (including check generation);

                  (c) administration and maintenance of a general ledger trial balance, balance sheet, income statement and certain other reports by accounting category in accordance with Medicus' standard accounting policies and consistent with those periodic reports Medicus customarily prepares in the normal course of its business to manage its financial affairs;

                  (d) maintenance of all accounting records supporting MSC (consistent with the record retention program of Medicus); and

                  (e) preparation of period end reconciliations and associated period end journal entries for all balance sheet accounts.

                  1.2 The Services shall not include any of the following, each of which is the sole responsibility of MSC:

                  (a) selection of accounting policies to be applied to MSC's books and records, however, Medicus will consistently apply the appropriate policies selected by MSC;

                  (b) negotiation of terms and conditions between MSC and suppliers, vendors, and others, such as remittance due dates and discounts;

                  (c) signature and final release of trade accounts payable disbursement checks in excess of $50,000;

                  (d) final review and approval of annual financial statements;


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                  (e)      cash investment activities; however, Medicus will
         initiate and manage repetitive and/or fixed cash management activities as directed in writing by MSC;

                  (f)      approval and coding of invoices for disbursement;

                  (g) preparation of budgets (except that Medicus will develop a budget process and calendar to facilitate the preparation of annual budgets by MSC); and

                  (h) preparation, filing, or signing of any tax returns required to be filed by MSC, with the exception of sales and use tax returns which will be prepared, but not, however, filed or signed by Medicus.

                  1.3 MSC agrees to utilize Medicus' designated auditors and tax consultants for annual audit and tax return preparation activities.

                  1.4 MSC agrees to utilize Medicus' designated bankers and credit card processor for all corporate cash management activities.

                  1.5 MSC agrees to supply Medicus all information, materials, data, and documents necessary or advisable to properly perform the Services in such form, format, or media as Medicus may reasonably request, to make available the officers of MSC to answer any inquiries in connection therewith, and to cooperate with Medicus in the performance of its duties.

                  1.6 MSC agrees to effectively apply the policies and procedures defined in [Medicus Accounting Manual], as the same may be modified and updated from time to time, on a timely basis, which actions and compliance shall be a condition to Medicus' obligations hereunder.

                  1.7 In connection with its performance of the Services, Medicus shall use its reasonable best efforts to complete and perform the Services in a satisfactory fashion and in a manner consistent with its performance of similar services and functions for its own operations.

         2.       Administrative Services.

                  2.1 Upon the terms and subject to the conditions set forth in this Agreement, Medicus shall provide to MSC the following administrative services (the "Admin. Items").

                  (a) Bid, negotiate, establish, and administer health, dental, disability, life, and 401(k) benefit programs and accounts on behalf of MSC for each covered employee thereof.

                  (b) Bid, negotiate, establish, and administer a directors and officers liability insurance program annually on behalf of MSC.

                  (c) Bid, negotiate, establish, and administer property, liability, umbrella, and related insurance programs annually on behalf of MSC.


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                  (d)      Bid, negotiate, establish, and administer a workers
         compensation insurance program annually on behalf of MSC.

                  (e) Perform claims administration for each of the above insurance programs.

                  (f) Perform claims reduction programs for each of the above insurance programs.

                  (g) In connection with any stock purchase plan of MSC, set up and administer option accounts, including option grant summaries, vesting, and option exercise bookkeeping and administration for optionees of MSC.

                  (h) Set up and maintain human resources compliance files for MSC.

                  (i) Set up and maintain equipment and facilities listings.

                  2.2 MSC agrees to supply Medicus all information, materials, data, and documents necessary or advisable to properly perform the Admin. Items in such form, format, or media as Medicus may reasonably request, to make available the officers of MSC to answer any inquiries in connection therewith, and to cooperate with Medicus in the performance of its duties.

                  2.3 In connection with its performance of the Admin. Items, Medicus shall use its reasonable best efforts to complete and perform the Admin. Items in a satisfactory fashion and in a manner consistent with its performance of similar services and functions for its own operations.

         3.       Financial Services.

                  3.1 Upon the terms and subject to the conditions set forth in this Agreement, Medicus shall provide to MSC the following financial services (the "Finance Services"):

                  (a) identification, delineation, and analysis of potential financial transactions, including, but not limited to, proposed issuances of debt or equity, bank credit relationships, and proposed mergers, consolidations, sales or purchases of assets, acquisitions, divestitures, dividends, stock splits and reclassifications, and similar transactions ("Transactions");

                  (b)      financial advice relating to MSC or any Transaction;

                  (c) advice relating to negotiations, alternative structuring, and strategy for proposed Transactions;

                  (d)      assistance in budget and forecast preparation;

                  (e) consultations and advice as to presentations, discussions, and disclosures to financial analysts and financial press;


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                  (f)      consultation and advice as to potential investor,
         shareholder, and financial press perceptions and reaction to Transactions and proposed disclosures; and

                  (g)      advice concerning crisis management and control.

                  3.2 The Finance Services shall not include any of the following, each of which is the sole responsibility of MSC.

                  (a) acting as an underwriter, broker, dealer, salesman, or agent with respect to any issuance of securities;

                  (b) acting as an "investment advisor" as defined by the Investment Advisors Act;

                  (c)      legal advice;

                  (d)      tax or accounting advice;

                  (e) performing bookkeeping, accounting, or auditing functions or services; and

                  (f)      drafting of securities disclosure materials.

                  3.3 MSC agrees to consider Medicus' recommendation of investment bankers, public relations consultants, press agents, and legal advisors for financial services.

                  3.4 MSC agrees to supply Medicus all information, materials, data, and documents necessary or advisable to properly perform the Finance Services in such form, format, or media as Medicus may reasonably request, to make available the officers of MSC to answer any inquiries in connection therewith, and to cooperate with Medicus in the performance of its duties.

                  3.5 In connection with its performance of the Finance Services, Medicus shall use its reasonable best efforts to complete and perform the Finance Services in a satisfactory fashion and in a manner consistent with its performance of similar services and functions for its own operations.

         4.       Fees and Expense Reimbursement.

                  4.1 In consideration of the Services, Admin. Items and Finance Services, MSC agrees to pay to Medicus a fee of $700,000, payable as follows: $175,000 on each of May 31, 1996, August 31, 1996, November 30, 1996 and February 28, 1997.

                  4.2      In addition to the payment of fees as specified in
Section 4.1 of this Agreement, MSC shall reimburse Medicus for all non-ordinary, out-of-pocket expenses incurred by Medicus or its affiliates in connection with the Services, Admin. Items and Finance Services


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rendered by Medicus hereunder, including, but not limited to, travel expenses, legal fees, fees of experts, audit fees, tax fees, payroll service fees, etc. All non-ordinary, out-of-pocket expenses in excess of $50,000, however, must be approved by MSC prior to incurring such expense.

         5.       Term of Services.

                  5.1 The term of this Agreement shall be for one (1) year from the effective date hereof unless the parties mutually agree to extend such term; provided that Medicus may terminate this Agreement without notice and cease rendering the Services, Admin. Items and Finance Services hereunder 15 days after notice of any non-payment of the fees and expenses provided for herein when such fees and expenses are due and payable, unless such non-payment is cured within such 15-day period.

                  5.2 Termination of this Agreement shall terminate Medicus' obligations to provide the Services, Admin. Items and Finance Services. Upon termination of this Agreement, MSC shall pay to Medicus the fees due Medicus in accordance with Section 4.1 hereof for the Services, Admin. Items and Finance Services rendered by Medicus through the date of termination and reimburse Medicus in accordance with Section 4.2 hereof for expenses incurred by Medicus in connection with the Services, Admin. Items and Finance Services rendered by Medicus through the date of termination. Upon termination of this Agreement, Medicus will reasonably cooperate with MSC in the archiving and retrieval of records and transition of services at MSC's expense.

                  5.3 This Agreement shall be effective on the date of the Distribution.

         6.       Payment of Amounts due Hereunder; Liability.

                  6.1 Medicus will calculate and MSC hereby authorizes Medicus to collect through electronic funds transfer, at the end of each monthly period (the "Accounting Period") the total dollar amount of all fees and expenses due to Medicus not yet paid.

                  6.2 Medicus shall not be liable for any cost, damage, expense, or loss of MSC or any other person or entity arising or resulting, directly or indirectly, from (i) the failure of Medicus to perform any of the Services, Admin. Items or Finance Services for MSC hereunder or the misperformance of any such Services, Admin. Items or Finance Services, except to the extent such failure to perform or such misperformance is the result of Medicus' willful misconduct or gross negligence, in which event Medicus' liability shall not exceed its fee for such Services, Admin. Items or Finance Services hereunder for the Accounting Period in question (plus, in the case of employee theft or embezzlement, the limits of its insurance applicable thereto), or (ii) reliance by MSC on any data or advice Medicus may provide pursuant to this Agreement. MSC represents that it will make all material financial decisions concerning itself and the Transactions through the exercise of independent business judgment of its directors, officers, and employees and that Medicus and its owners, directors, officers, employees, and agents have no responsibility or liability therefor. In no event will Medicus be liable for indirect, incidental, consequential, special, speculative, exemplary, or punitive damages (including, but not limited to, loss of revenue or profit).


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                  6.3      MEDICUS MAKES NO WARRANTY OR REPRESENTATION, EITHER
EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, ADMIN. ITEMS OR FINANCE SERVICES PROVIDED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THEIR ADEQUACY, QUALITY, PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

         7.       Miscellaneous.

                  7.1 In performing the Services, Admin. Items and Finance Services set forth in this Agreement, Medicus will have neither expressed nor implied power to execute agreements on behalf of MSC or in any manner bind MSC as to any matter not within the scope of this Agreement.

                  7.2 All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight express or facsimile transmission or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

                           If to MSC:

                           Mr. Richard Jelinek
                           MCM Managed Care, Inc.
                           600 S. Cherry Street
                           Suite 1135
                           Denver, Colorado  80222

                           If to Medicus:

                           Mr. William Cowan
                           Medicus Systems Corporation
                           One Rotary Center
                           Suite 400
                           Evanston, Illinois  60201-4802

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by overnight express courier or facsimile transmission shall be deemed to have been given on the date it is so delivered, and any notice delivered by registered or certified mail delivery service shall be deemed to have been duly given three business days after it is sent to the intended recipient at the address set forth above.

                  7.3 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.


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                  7.4      A failure of any party to insist in any instance upon
the strict and punctual performance of any provision of this Agreement shall not constitute a continuing waiver of such provision. No party shall be deemed to have waived any rights, power, or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party or parties in any other respect or at any other time. If any provision of this Agreement shall be waived, or be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

                  7.5 This Agreement may be amended or modified only by a written instrument signed by each of parties hereto.

                  7.6 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, either oral or written, with respect thereto.

                  7.7 Nothing contained in this Agreement is intended, nor shall it be construed, to create any rights in any person not a party to this Agreement.

                  7.8 This Agreement may not be assigned by either party without the prior written consent of the other party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       MEDICUS SYSTEMS SOFTWARE, INC.



                                       By       William Cowan
                                             ----------------------------------
                                       Title
                                             ----------------------------------

                                       MEDICUS SYSTEMS CORPORATION



                                       By       Richard Jelinek
                                             ----------------------------------
                                       Title
                                             ----------------------------------



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